Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TurboChef Technologies, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 regarding the TurboChef Technologies, Inc. 2003 Stock Incentive Plan of our report dated March 15, 2003, relating to the consolidated financial statements of TurboChef Technologies, Inc. appearing in its Form 10-K for the year ended December 31, 2003. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

Dallas, Texas
June 4, 2004